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                      [Letterhead of S.R. Snodgrass, A.C.]


                          INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Amendment No. 3 to Registration Statement 333-11773 of Emclaire Financial Corp. on Form SB-2 of our report dated February 16, 1996, except for Note 15, as to which the date is June 20, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/S.R. Snodgrass, A.C.




S.R. Snodgrass, A.C.
Wexford, PA
October 11, 1996